Exhibit 99.3
UIHC AND AMCO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

On April 3, 2017, United Insurance Holdings Corp. ("UIHC") acquired AmCo Holding Company ("AmCo") by way of a series of mergers. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2017 and the year ended December 31, 2016 set forth in this Amendment No. 1 on Form 8-K/A (this "Amendment No. 1") give effect to the mergers as if they had occurred on January 1, 2017 and January 1, 2016, respectively (the “unaudited pro forma statement of operations”). The unaudited pro forma condensed combined balance sheet as of March 31, 2017 gives effect to the mergers as if they had occurred on March 31, 2017 (the "unaudited pro forma balance sheet" and, together with the unaudited pro forma statement of operations, the “unaudited pro forma financial statements”).

The unaudited pro forma financial statements reflect the historical consolidated financial information of UIHC and AmCo, as adjusted to give effect to pro forma events that are (i) directly attributable to the mergers, (ii) factually supportable, and (iii) with respect to the unaudited pro forma statement of operations, expected to have a continuing impact on the combined results. The adjustments to the unaudited pro forma financial statements are for informational purposes only and have been made solely for the purpose of developing the unaudited pro forma financial statements necessary to comply with the applicable disclosure and reporting requirements of the Securities and Exchange Commission ("SEC"). The unaudited pro forma financial statements are not intended to represent what UIHC’s actual consolidated results of operations or consolidated financial position would have been had the mergers occurred on the dates assumed, nor are they necessarily indicative of UIHC’s future consolidated results of operations or consolidated financial position. The actual results reported in periods following the closing of the mergers may differ significantly from the unaudited pro forma financial statements for a number of reasons including, but not limited to: differences in the cost and viability of reinsurance; differences in UIHC’s portfolio of investments; differences in key commercial relationships and personnel; differences in the ordinary conduct of the business following the mergers; differences between the assumptions used to prepare these unaudited pro forma financial statements and actual amounts; catastrophic events and severe weather conditions.
The pro forma adjustments and related assumptions are described in the accompanying notes. The pro forma adjustments are based on assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed, based on preliminary estimates of fair value. UIHC believes that the assumptions used to derive the pro forma adjustments are reasonable given the information available; however, as the valuations of acquired assets and liabilities assumed are in process and are not expected to be finalized until the first anniversary of the closing of the mergers and information may become available within the measurement period which indicates a potential change to these valuations, the actual purchase price allocation may differ significantly relative to the purchase price allocation reflected in the unaudited pro forma financial statements.
The unaudited pro forma financial statements do not reflect any cost savings from operating efficiencies or any incremental costs that could result from the combined company. The unaudited pro forma financial statements are based on the historical financial statements of UIHC and AmCo, as adjusted for the pro forma effect of the mergers. The unaudited pro forma financial statements should be read in conjunction with the notes thereto, the historical financial statements and the accompanying notes of UIHC included in our Quarterly Report Form 10-Q filed with the SEC on May 10, 2017 and our Annual Report on Form 10‑K filed with the SEC on March 15, 2017, which are incorporated by reference in this Amendment No. 1, the historical audited financial statements and the accompanying notes of AmCo, which are attached hereto as Exhibit 99.1, and the historical unaudited financial statements and the accompanying notes of AmCo, which are attached hereto as Exhibit 99.2.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
OF UIHC AND AMCO AS OF MARCH 31, 2017

U.S. GAAP (IN THOUSANDS)

	UIHC	AMCO	Pro Forma Adjustments (See Note 4)		Unaudited Pro Forma COMBINED
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$496,124	$217,504	$—		$713,628
Equity securities, available for sale, at fair value	30,039	3,706	—		33,745
Other investments	14,943	2,010	—		16,953
Total investments	541,106	223,220	—		764,326
Cash and cash equivalents	124,219	94,983	(7,000)	(a)	212,202
Accrued investment income	3,645	1,310	—		4,955
Premiums receivable	37,674	31,439	—		69,113
Reinsurance recoverable	35,788	20,230	—		56,018
Prepaid reinsurance premiums	92,745	24,591	—		117,336
Property and equipment, net	17,453	—	—		17,453
Goodwill	14,254	—	45,816	(b)	60,070
Deferred policy acquisition costs	63,806	30,186	(30,186)	(c)	63,806
Other assets	20,195	938	64,322	(d)	85,455
Total Assets	$950,885	$426,897	$72,952		$1,450,734

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$141,102	$60,529	$—		$201,631
Unearned premiums	359,000	128,824	—		487,824
Reinsurance payable	56,960	22,406	—		79,366
Other liabilities	92,894	9,623	11,861	(e)	114,378
Long-term notes payable	53,822	—	—		53,822
Total Liabilities	$703,778	$221,382	$11,861		$937,021

Stockholders' Equity:
Common stock	$2	$—	$2	(f)	$4
Additional paid-in capital	99,995	55,713	229,752	(f)	385,460
Treasury stock	(431)	—	—		(431)
Accumulated other comprehensive income (loss)	3,362	(377)	377	(f)	3,362
Retained earnings	144,179	150,179	(169,040)	(f)	125,318
Total Stockholders' Equity	$247,107	$205,515	$61,091		$513,713
Total Liabilities and Stockholders' Equity	$950,885	$426,897	$72,952		$1,450,734

See the accompanying notes to the unaudited pro forma financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
OF UIHC AND AMCO FOR THE THREE MONTHS ENDED MARCH 31, 2017

U.S. GAAP (IN THOUSANDS, EXCEPT PER SHARE DATA)

	UIHC	AMCO	Pro Forma Adjustments (See Note 4)		Unaudited Pro Forma COMBINED
REVENUE:
Gross premiums written	$168,842	$74,780	$—		$243,622
Decrease (Increase) in gross unearned premiums	13,223	(8,928)	—		4,295
Gross premiums earned	182,065	65,852	—		247,917
Ceded premiums earned	(74,882)	(28,871)	—		(103,753)
Net premiums earned	107,183	36,981	—		144,164
Net investment income	2,951	1,025	—		3,976
Net realized gains	(351)	89	—		(262)
Other revenue	12,850	—	—		12,850
Total revenue	$122,633	$38,095	$—		$160,728

OPERATING EXPENSES:
Losses and loss adjustment expenses	63,333	10,489	—		73,822
Policy acquisition costs	35,436	16,244	(11,768)	(g)	39,912
Operating and underwriting	5,872	—	—		5,872
General and administrative expenses	11,333	936	16,272	(h)	28,541
Interest expense	759	—	—		759
Total operating expenses	$116,733	$27,669	$4,504		$148,906

Income (loss) before other income	5,900	10,426	(4,504)		11,822
Other income	38	—	—		38
Income (loss) before income taxes	5,938	10,426	(4,504)		11,860
Provision for income taxes	2,039	3,715	(1,689)	(i)	4,065
Net income (loss)	$3,899	$6,711	$(2,815)		$7,795

Weighted average shares outstanding - basic	21,471,185		20,956,355	(j)	42,427,540
Weighted average shares outstanding - diluted	21,688,733		20,956,355	(j)	42,645,088
Earnings per share - basic	$0.18				$0.18
Earnings per share - diluted	$0.18				$0.18

See the accompanying notes to the unaudited pro forma financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
OF UIHC AND AMCO FOR THE YEAR ENDED DECEMBER 31, 2016

U.S. GAAP (IN THOUSANDS, EXCEPT PER SHARE DATA)

	UIHC	AMCO	Pro Forma Adjustments (See Note 4)		Unaudited Pro Forma COMBINED
REVENUE:
Gross premiums written	$708,156	$268,678	$—		$976,834
Decrease (Increase) in gross unearned premiums	(41,327)	12,363	—		(28,964)
Gross premiums earned	666,829	281,041	—		947,870
Ceded premiums earned	(209,898)	(110,596)	—		(320,494)
Net premiums earned	456,931	170,445	—		627,376
Net investment income	10,679	4,573	—		15,252
Net realized gains	547	14	—		561
Other revenue	18,960	—	—		18,960
Total revenue	$487,117	$175,032	$—		$662,149

OPERATING EXPENSES:
Losses and loss adjustment expenses	298,353	49,738	—		348,091
Policy acquisition costs	117,658	67,195	(31,333)	(g)	153,520
Operating and underwriting	20,524	—	—		20,524
General and administrative expenses	42,956	11,286	44,089	(h)	98,331
Interest expense	723	—	—		723
Total operating expenses	$480,214	$128,219	$12,756		$621,189

Income (loss) before other income	6,903	46,813	(12,756)		40,960
Other income	100	—	—		100
Income (loss) before income taxes	7,003	46,813	(12,756)		41,060
Provision for income taxes	1,305	14,853	(4,784)	(i)	11,374
Net income (loss)	$5,698	$31,960	$(7,972)		$29,686

Weighted average shares outstanding - basic	21,417,486		20,956,355	(j)	42,373,841
Weighted average shares outstanding - diluted	21,614,443		20,956,355	(j)	42,570,798
Earnings per share - basic	$0.27				$0.70
Earnings per share - diluted	$0.26				$0.70

See the accompanying notes to the unaudited pro forma financial statements.

NOTES TO UIHC AND AMCO UNAUDITED
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Description of the Transaction

On April 3, 2017, UIHC acquired AmCo through a series of mergers. RDX, the sole shareholder of AmCo, received 20,956,355 shares of UIHC common stock as merger consideration. Following the issuance of the merger consideration, RDX distributed the merger consideration to its members.

Note 2 - Basis of Presentation

The unaudited pro forma financial statements were prepared in conformity with GAAP under the provisions of ASC Topic 805 - Business Combinations.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2017 combines the consolidated balance sheets of UIHC and AmCo to give effect to the mergers as if they had occurred on March 31, 2017. There were no material transactions between March 31, 2017 and the actual closing date of the mergers of April 3, 2017.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2017 combines the consolidated statements of operations of UIHC and AmCo for the period then ended to give effect to the mergers as if they had occurred on January 1, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 combines the consolidated statements of operations of UIHC and AmCo for the period then ended to give effect to the mergers as if they had occurred on January 1, 2016.

The pro forma adjustments described herein have been developed based on UIHC management's judgment, including estimates relating to the allocations of purchase price to the assets acquired and liabilities assumed of AmCo based on preliminary estimates of fair value. UIHC management believes that the assumptions used to derive the pro forma adjustments are reasonable give the information available; however, as the valuations of acquired assets and liabilities assumed are in process and are not expected to be finalized until the first anniversary of the closing date of the mergers completion, and information may become available within the measurement period which indicates a potential change to these valuations, the purchase price allocation may be subject to adjustment. The unaudited pro forma financial statements do not reflect any cost savings from potential operating efficiencies, any other potential synergies or any incremental costs which may be incurred in connection with AmCo or the mergers.

The unaudited pro forma financial statements are provided for illustrative purposes only and are not intended to represent what UIHC's actual consolidated results of operations or consolidated financial position would have been had the mergers occurred on the dates assumed, nor are they necessarily indicative of UIHC's future consolidated results of operations or consolidated financial position.

Note 3 - Preliminary Purchase Price Calculation and Allocation

UIHC will allocate the purchase price in the mergers to the fair value of AmCo assets acquired and liabilities assumed. The pro forma purchase price allocation below has been developed based on preliminary estimates of fair value using the historical financial statements of AmCo as of March 31, 2017. In addition, the allocation of the purchase price to acquired intangible assets is based on preliminary fair value estimates and is subject to final management analysis, with the assistance of third party valuation advisers, at and after the closing of the mergers. The estimated amortizable intangible asset values and their useful lives could be impacted by a variety of factors that may become known to UIHC only upon access to additional information and / or by changes in such factors that may occur prior to the effective times of the mergers. The estimated intangible assets are comprised of an amended and restated managing agency contract with AmRisc, LLC, AmCo's managing general agent, with an estimated useful life of 10 years, the value of business acquired with an estimated useful life of one year and a trade name with an estimated useful life of three years. Additional intangible asset classes may be identified as the valuation process continues; however, such items are currently not expected to be material to the overall purchase price allocation. The residual amount of the purchase price after preliminary allocation to identifiable net assets represents goodwill.

NOTES TO UIHC AND AMCO UNAUDITED
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

Below is a pro forma purchase price calculation:

Amount
Pro forma purchase price calculation	(in thousands, except share and per share data)
UIHC common shares issued to RDX	20,956,355
Per share market price of UIHC shares on April 3, 2017	$15.33
Purchase price before discount	$321,261
Market price discount on UIHC shares issued to RDX	(11.1)%
Purchase price	$285,467

The pro forma purchase price calculation was calculated based on the number of shares of UIHC common stock issued to RDX, multiplied by the closing price per share of UIHC common stock on NASDAQ of $15.33 on April 3, 2017 which was then discounted by 11.1%, for limitations and restrictions specific to the shares issued to RDX as follows:

Restrictions	RDX Shares	Discount
Freely transferable shares with full voting rights	7,297,031	—%
Freely transferable shares after one year with full voting rights	853,798	(11.0)%
Freely transferable shares after three years with full voting rights	6,423,507	(17.5)%
Freely transferable shares after three years with five years limited voting rights	6,382,019	(17.5)%

In accordance with ASC Topic 805 - Business Combinations, the fair value of equity securities issued as part of the consideration transferred was measured on the closing date of the mergers at the then-current market price. This requirement may result in a per share equity component different from the amount assumed in the unaudited pro forma condensed combined financial information and that difference may be material.

Below is a preliminary allocation of the consideration to be exchanged for the mergers as of March 31, 2017:

Amount
Preliminary purchase price allocation	(in thousands)
Current assets	$395,774
Goodwill	45,816
Other Assets	65,260
Total assets acquired	$506,850

Unpaid loss and loss adjustment expenses	60,529
Unearned premiums	128,824
Other liabilities	32,030
Total liabilities assumed	221,383
Net assets acquired	$285,467

NOTES TO UIHC AND AMCO UNAUDITED
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

Note 4 - Unaudited Pro Forma Financial Statement Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma financial statements. All adjustments are based on current valuations and assumptions which are subject to change:

(a) Cash and cash equivalents - this adjustment reflects estimated transaction costs of $7.0 million that were paid on or about the closing date of the mergers.

(b) Goodwill - the adjustment to goodwill represents the excess of the fair value of the consideration exchanged over the fair value of AmCo's net assets acquired in the mergers as of March 31, 2017.

(c) Deferred policy acquisition costs - this adjustment entails eliminating AmCo's deferred policy acquisition costs of approximately $30.2 million as of March 31, 2017 that are not recognized under GAAP in accordance with ASC 944-805.

(d) Other assets - these adjustments estimated at $64.3 million represent intangible assets specifically identified during the allocation of the preliminary purchase price. These intangible assets consist of the following:

Intangible Asset	Estimated Fair Value	Estimated Useful Life
Value of Business Acquired	$33,812	1 year
Contractual Agreements	24,414	10 years
Trade Name	5,848	7 years
Licenses	248	Perpetual
Total Intangible Assets	$64,322

(e) Other liabilities - the adjustment for roughly $11.9 million is an estimate for the deferred tax liability related to the intangible assets identified in Note 4(d) that generate future amortization expense calculated using a federal tax rate of 35.0%.

(f) Stockholders' equity - these adjustments eliminate the stockholders' equity of AmCo and account for the issuance of 20,956,355 shares of UIHC common stock to RDX with an estimated fair value of $285.5 million including applicable discounts for transferability and voting restrictions and excluding liabilities assumed.

(g) Policy acquisition costs - this adjustment of $31.3 million as of December 31, 2016 removes AmCo's amortization expense related to its deferred acquisition costs that would have been eliminated at the beginning of the year if the mergers had occurred on January 1, 2016 as they are not recognized under GAAP in accordance with ASC 944-805. The adjustment of $11.8 million as of March 31, 2017 removes AmCo's amortization expense related to its deferred acquisition costs that would have been eliminated at the beginning of the year if the mergers had occurred on January 1, 2017 as they are not recognized under GAAP in accordance with ASC 944-805.

(h) General and administrative expenses - this adjustment of $44.1 million for the year ended December 31, 2016 includes $37.1 million of amortization expense related to the intangible assets identified during the allocation of the preliminary purchase price and merger expenses incurred of $7.0 million as if the mergers had been completed on January 1, 2016; the adjustment of roughly $16.3 million for the three months ended March 31, 2017 represents $9.3 million of prorated amortization expense related to the intangible assets identified during the allocation of the preliminary purchase price and merger expenses incurred of $7.0 million as if the mergers had been completed on January 1, 2017.

(i) Provision for income taxes - this adjustment applies an estimated effective tax rate of 37.5% to the income before taxes related to Note 4(g) and Note 4(h).

(j) Weighted average shares outstanding - this adjustment adds the 20,956,355 shares of UIHC common stock that would have been issued to RDX if the mergers had been completed at the dates presented.